UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 14, 2017, LiveXLive Media, Inc. (the “Company”) entered into Amendment No. 1 (the “Ellin Amendment”) to that certain Employment Agreement, dated as of September 7, 2017, with Robert Ellin, the Company’s Chief Executive Officer and Chairman. Pursuant to the Ellin Amendment, Mr. Ellin agreed to reduce his annual cash base salary payable to him commencing on the day of the closing of the Company’s contemplated underwritten public offering (the “Public Offering”) from $650,000 to $500,000.

On December 14, 2017, the Company also entered into Amendment No. 1 (the “Gold Amendment”) to that certain Amended and Restated Employment Agreement, dated as of September 1, 2017 (the “Gold Employment Agreement”), with Jerome N. Gold, the Company’s Chief Financial Officer, Executive Vice President and Secretary. Pursuant to the Gold Amendment, Mr. Gold agreed to (i) reduce his annual cash base salary payable to him commencing on the day of the closing of Public Offering from $400,000 to $300,000, (ii) reduce the cash bonus payable to him in connection with the closing of the Public Offering from $250,000 to $100,000, and (iii) delay the payment of such bonus to March 31, 2019.

In addition, on December 14, 2017 (the “Grant Date”), pursuant to the Gold Amendment, Mr. Gold was granted options to purchase 333,333 shares of the Company’s common stock at an exercise price of $4.00 per share (the “Options”). The Options were granted pursuant to the Company’s 2016 Equity Incentive Plan. The Options shall vest in increments, with the first tranche of one-twelfth of the shares underlying the Options vesting three months from the Grant Date, with an additional one-twelfth of the shares underlying the Options vesting every third month thereafter over a period of three years. Each tranche of the Options shall become exercisable on the earlier of (i) one year after the date such portion shall vest, (ii) the second anniversary of the Grant Date, or (iii) the earliest date vested equity awards become exercisable or transferable for similarly situated executives of the Company. In the event of a Change of Control (as defined in the Gold Employment Agreement), any unvested portion of the Options shall vest and become exercisable effective immediately prior to such event. Each tranche of the Options and the shares underlying such options is subject to a lock-up restriction for a period of twelve months from the date that such tranche of the options vests; provided, that such restriction period shall terminate with respect to all Options and the shares underlying such options twenty-four months from the Grant Date.

There can be no assurance that the Public Offering will be consummated or as to the date by which the Public Offering may be consummated, if at all.

The foregoing description of the Gold Amendment and the Ellin Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Amendment No. 1, dated as of December 14, 2017, to Employment Agreement, dated as of September 7, 2017, between the Company and Robert Ellin.
10.2*	Amendment No. 1, dated as of December 14, 2017, to Amended and Restated Employment Agreement, dated as of September 1, 2017, between the Company and Jerome N. Gold.

        * Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

/s/ Robert S. Ellin
Name: Robert S. Ellin
Dated: December 15, 2017	Title: Chief Executive Officer and Chairman

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